Exhibit 10(c)81




                       Refunding Agreement


                             between


                      Pope County, Arkansas


                               and


                     Entergy Arkansas, Inc.



                  Dated as of December 1, 2001







                           $47,000,000
                      Pope County, Arkansas
                     Revenue Refunding Bonds
                (Entergy Arkansas, Inc. Project)
                           Series 2001




                           Refunding Agreement

     This Refunding Agreement dated as of December 1, 2001 by and between Pope County, Arkansas, a political subdivision of the State of Arkansas (the "Issuer"), and Entergy Arkansas, Inc., a corporation organized under the laws of the State of Arkansas (the "Company");

                          W i t n e s s e t h :

     WHEREAS, the Issuer is a political subdivision of the State of Arkansas, authorized and empowered by law, including particularly the provisions of Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated (the "Act"), to issue its revenue bonds and to expend the proceeds thereof to finance and refinance the acquisition, construction, reconstruction, extension, equipment or improvement of pollution control facilities for the disposal or control of sewage, solid waste, water pollution, air pollution, or any combination thereof; and

     WHEREAS, pursuant to the provisions of the Act and a Trust Indenture dated as of November 1, 1990 (the "Series 1990 Indenture") by and between the Issuer and Simmons First National Bank of Pine Bluff, Pine Bluff, Arkansas, as trustee (the "Prior Trustee"), the Issuer issued its Solid Waste Disposal Revenue Bonds, Series 1990 (Arkansas Power & Light Company Project) (the "Series 1990 Bonds") in the aggregate principal amount of $20,000,000 for the purpose of providing funds to finance the cost of acquiring, constructing and equipping certain sewage and solid waste disposal facilities (the "Facilities") at the nuclear electric generating station of the Company (as defined herein) known as Arkansas Nuclear One (the "Plant"), in the geographic limits of the Issuer; and

     WHEREAS, pursuant to the provisions of the Act and a Trust Indenture dated as of January 1, 1991 (the "Series 1991 Indenture") by and between the Issuer and the Prior Trustee, the Issuer issued its Solid Waste Disposal Revenue Bonds, Series 1991 (Arkansas Power & Light Company Project) (the "Series 1991 Bonds") in the aggregate principal amount of $27,000,000 for the purpose of providing additional funds to finance the cost of acquiring, constructing and equipping the Facilities at the Plant; and

     WHEREAS, the Series 1990 Indenture and the Series 1991 Indenture are herein collectively referred to as the "Prior Indentures," and the Series 1990 Bonds and the Series 1991 Bonds are herein collectively referred to as the "Prior Bonds"; and

     WHEREAS, in furtherance of the statutory purposes of the Act, the Issuer entered into separate Installment Sale Agreements pertaining to the Prior Bonds, dated as of November 1, 1990 and January 1, 1991, respectively, with the Company, pursuant to which the Issuer acquired the Facilities from the Company and resold the Facilities to the Company, as more fully described therein; and

     WHEREAS, $47,000,000 of the Prior Bonds are outstanding, and the Company has requested that the Issuer refund such Prior Bonds in order to achieve interest cost savings through the issuance and sale by the Issuer of $47,000,000 aggregate principal amount of its Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series 2001 (the "Bonds"); and

     WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has agreed to issue and sell the Bonds for the purpose of refunding the Prior Bonds; and

     WHEREAS, in consideration of the issuance of the Bonds by the Issuer, the Company will agree to make payments in an amount sufficient to pay the principal of, premium, if any, Purchase Price and interest on the Bonds pursuant to this Refunding Agreement, said Bonds to be paid solely from the revenues derived by the Issuer from said payments by the Company pursuant to this Refunding Agreement and any moneys held under the hereinafter defined Indenture, and said Bonds shall not constitute an indebtedness or pledge of the general credit of the Issuer or the State of Arkansas, within the meaning of any constitutional or statutory limitation of indebtedness or otherwise; and

     WHEREAS, the execution and delivery of this Refunding
Agreement under the Act have been in all respects duly and validly authorized by order of the County Court of the Issuer, duly entered;

     NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:

1
                                 ARTICLE

                               DEFINITIONS

1.1.      SECTION   Definitions.  In addition to the words and
terms elsewhere defined in this Refunding Agreement or in the Indenture, the following words and terms as used in this Refunding Agreement shall have the following meanings unless the context or use indicates another or different meaning:

     "Act" means Title 14, Chapter 267 of the Arkansas Code of
1987 Annotated, as amended and enacted from time to time.

     "Administration Expenses" means the reasonable and necessary expenses incurred by the Issuer with respect to this Refunding Agreement, the Indenture and any transaction or event contemplated by this Refunding Agreement or the Indenture including the compensation and reimbursement of expenses and advances payable to the Trustee, any Paying Agent, any Co-Paying Agent, any Authenticating Agent, the Remarketing Agent and the Bond Registrar under the Indenture or the Remarketing Agreement.

     "Bonds" means the $47,000,000 aggregate principal amount of Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series
2001 authorized to be issued under the Indenture. "Bond" means any one of such Bonds.

     "Business Day" or "business day" means any day other than
(i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the city of New York, New York or in the city in which the Principal Offices of the Trustee or the Paying Agent are located are authorized or required by law to close or
(ii) a day on which the New York Stock Exchange is closed.

     "Code" means the Internal Revenue Code of 1986, as heretofore or hereafter amended.

     "Company" means Entergy Arkansas, Inc., a Arkansas corporation, and its permitted successors and assigns.

     "Costs of Issuance" means all fees, charges and expenses incurred in connection with the authorization, preparation, sale, issuance and delivery of the Bonds, including, without limitation, financial, legal and accounting fees, expenses and disbursements, rating agency fees, the Issuer's expenses attributable to the issuance of the Bonds, the cost of printing, engraving and reproduction services and the initial or acceptance fee of the Trustee.

     "Disclosure Documents" means the Official Statement with respect to the Bonds, together with all documents incorporated therein by reference.

     "Event of Default" means any event of default specified in
Section 8.1 hereof to be an Event of Default.

     "Facilities" means, collectively, the Company's sewage and solid waste disposal facilities at the Plant, financed in part with the proceeds of the Prior Bonds.

     "Government Securities" means (a) direct or fully guaranteed obligations of the United States of America (including any such securities issued or held in book-entry form), and (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or, the custodian of such specific interest or principal payments, shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

     "Indenture" means the Trust Indenture dated as of December
1, 2001 between the Issuer and the Trustee securing the Bonds, and any amendments and supplements thereto.

     "Issue Date" means, for each Bond, the actual date of first authentication and delivery of the Bonds under the Indenture.

     "Issuer" means Pope County, Arkansas, a political subdivision under the Constitution and laws of the State of Arkansas.

     "Outstanding" or "outstanding", in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

(a) Bonds theretofore cancelled or required to be cancelled under Section 2.11 of the Indenture;

(b) Bonds which are deemed to have been paid in accordance with Article XV of the Indenture;

(c) Bonds in lieu of or in exchange or in substitution for which other Bonds have been authenticated and delivered pursuant to Article II of the Indenture;

(d)            Bonds registered in the name of the Issuer; and

(e) On or after any Purchase Date for Bonds pursuant to Article IV of the Indenture, all Bonds (or portions of Bonds) which are tendered or deemed to have been tendered for purchase on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent.

     In determining whether the owners of a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions of the Indenture, Bonds which are held by or on behalf of the Company or any affiliates thereof (unless all of the outstanding Bonds are then owned by said parties) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee has established to the satisfaction of the Bond Registrar the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or an affiliate thereof.

     "Paying Agent", "paying agent", "Co-Paying Agent" or "co-paying agent" means any national banking association, bank or trust company appointed pursuant to Section 9.1 of the Indenture.
The Trustee shall be the original Paying Agent.

     "Plant" means the Company's nuclear electric generating station located within the boundaries of the Issuer near
Russellville, Arkansas and known as Arkansas Nuclear One.

     "Prior Bonds" has the meaning set forth in the fourth
Whereas clause hereof.

     "Prior Indentures" has the meaning set forth in the fourth
Whereas clause hereof.

     "Prior Trustee" has the meaning set forth in the second
Whereas clause hereof.

     "Purchase Price" for any Bond shall equal 100% of the principal amount of such Bond plus accrued interest, if any, to the Purchase Date, plus in the case of a Bond converted from a Multiannual Rate Period on a date when such Bond is also subject to optional redemption at a premium, an amount equal to the premium that would be payable on such Bond if redeemed on such date.

     "Refunding Agreement" means this Refunding Agreement and any amendments and supplements hereto.

     "Refunding Date" means January 17, 2002, or such later date as may be established by the Company; provided, however, that the Refunding Date shall not be later than ninety (90) days following the date of delivery of the Bonds to the Underwriters.

     "Regulations" means all final and proposed United States
Income Tax Regulations.

     "Trust Estate" means the property conveyed to the Trustee pursuant to the Granting Clauses of the Indenture.

     "Trustee" means The Bank of New York, as trustee under the Indenture, and its successors as trustee.

1.2.      SECTION   Use of Words and Phrases.  The words
"herein", "hereby", "hereunder", "hereto", "hereof", "hereinabove", "hereinafter", and other equivalent words and phrases refer to this Refunding Agreement and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders.

1.3.      SECTION   Nontaxability.  It is intended by the parties
hereto that this Refunding Agreement and all action taken hereunder be consistent with and pursuant to the orders of the County Court of the Issuer relating to the Bonds, and that the interest on the Bonds be excluded from the gross income of the recipients thereof other than a person who is a "substantial user" of the Facilities or a "related person" of a "substantial user" within the meaning of the Code for federal income tax purposes by reason of the provisions of the Code. The Company will not use any of the funds provided by the Issuer hereunder in such a manner as to impair the exclusion of interest on any of the Bonds from the gross income of the recipient thereof for federal income tax purposes nor will it take any action that would impair such exclusion or fail to take any action if such failure would impair such exclusion.

2
                                 ARTICLE

                             REPRESENTATIONS

2.1.      SECTION   Representations and Warranties of the Issuer.
The Issuer makes the following representations and warranties as the basis for the undertakings on the part of the Company herein contained:

     (a) The Issuer is a political subdivision of the State of Arkansas, created and existing pursuant to the constitution and laws of such State and is authorized and empowered by the provisions of the Act and other constitutional and statutory authority supplemental thereto, to issue the Bonds.

     (b) The Issuer has full power and authority to enter into this Refunding Agreement and the Indenture and to carry out its obligations under this Refunding Agreement and the Indenture and the transactions contemplated hereby and thereby.

     (c) The Issuer has duly authorized the execution and delivery of this Refunding Agreement and the Indenture and the issuance and sale of the Bonds.

     (d) The Bonds are issued under and secured by the Indenture, pursuant to which the interest of the Issuer in this Refunding Agreement and the amounts payable under this Refunding Agreement (other than indemnification and expense reimbursement rights) are assigned to the Trustee as security for the payment of the principal of, premium, if any, Purchase Price and interest on the Bonds.

     (e) Neither the execution and delivery of this Refunding Agreement or the Indenture, nor the assignment of this Refunding Agreement to the Trustee, nor the consummation of the transactions contemplated by this Refunding Agreement or the Indenture, nor the fulfillment of or compliance with the terms and conditions of this Refunding Agreement or the Indenture, results or will result in the violation of any governmental order applicable to the Issuer, or conflicts or will conflict with or results or will result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes or will constitute a default under any of the foregoing.

2.2.      SECTION   Representations and Warranties of the
Company. The Company hereby makes the following representations and warranties as the basis for the undertakings on the part of the Issuer herein undertaken for the benefit and reliance of the Issuer, the Trustee and the holders of the Bonds:

     (a) The Company is a corporation duly incorporated and in good standing under the laws of the State of Arkansas, is not in violation of any provision of its Restated Articles of Incorporation or its Bylaws, has power to enter into this Refunding Agreement and to perform and observe the agreements and covenants on its part contained herein and has duly authorized the execution and delivery of this Refunding Agreement by proper corporate action.

     (b) Neither the execution and delivery of this Refunding Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Refunding Agreement conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company except any interests created therein under the Indenture.

     (c) This Refunding Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws relating to bankruptcy, moratorium, insolvency or reorganization and similar laws affecting creditors' rights generally.

     (d) Except as shall have been disclosed in the Disclosure Documents, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the assets, properties or operations of the Company which, if determined adversely to the Company or its interests, (1) would materially adversely affect the consummation of the transactions contemplated by this Refunding Agreement, (2) would adversely affect the validity of this Refunding Agreement or (3) could have a material adverse effect upon the financial condition, assets, properties or operations of the Company.

     (e) No event has occurred and no condition exists with respect to the Company that would constitute an Event of Default under this Refunding Agreement or which, with the lapse of time or with the giving of notice or both, could reasonably be expected to become an Event of Default hereunder.

     (f) The Arkansas Public Service Commission and the Tennessee Regulatory Authority have approved all matters relating to the Company's participation in the transactions contemplated by this Refunding Agreement which require said approval, and no other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation therein, except such as may have been obtained or may be required under the securities laws of any state.


3                                ARTICLE

                    THE BONDS AND THE PROCEEDS THEREOF

3.1.      SECTION   Agreement to Issue Bonds.  The Issuer has
authorized the issuance and sale of the Bonds in the principal amount of $47,000,000. Upon issuance and delivery thereof, the proceeds of the Bonds shall be deposited with the Trustee in the Refunding Fund in accordance with the Indenture.

3.2.      SECTION   Investment of Funds; Non-Arbitrage Covenant.
Any moneys held as part of the Bond Fund shall be invested, reinvested or applied by the Trustee in accordance with and subject to the conditions of Article VII of the Indenture. The Company and the Issuer shall make no use of the proceeds of the Bonds, or any funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code and the applicable regulations thereunder, which would cause the Bonds to be "arbitrage bonds" within the meaning of such Section and such regulations, and the Company shall comply with and the Issuer shall take no action to violate the requirements of such Section and such regulations while any Bonds remain outstanding.

3.3. SECTION Agreement to Redeem Prior Bonds. The Company agrees to pay to the Prior Trustee, in funds available to the Prior Trustee on or prior to the Refunding Date, for deposit into the bond funds created under the Prior Indentures securing the Prior Bonds and in accordance with the terms of the Prior Indentures, any amount necessary to pay the Prior Bonds, together with the premium, if any, and accrued interest due thereon on the Refunding Date, to the extent that the amount delivered by the Issuer pursuant to Section 3.1 hereof is insufficient for such purpose.

4                                ARTICLE

                    DEPOSIT OF BOND PROCEEDS; PAYMENTS

4.1.      SECTION   Deposit of Bond Proceeds.  Concurrently with
the delivery of the Bonds, the Issuer will, upon the terms and subject to the conditions of this Refunding Agreement, deposit all of the proceeds thereof with the Trustee for deposit into the Refunding Fund in accordance with the Indenture for application as provided in Article V hereof and Section 5.2 of the Indenture to refund on the Refunding Date a like principal amount of the Prior Bonds. The Company shall pay out of its own money and not out of proceeds of the Bonds all reasonable Costs of Issuance with respect to the Bonds.

(a)       SECTION   Payments.    The Company shall pay to the
Trustee or the Paying Agent for the account of the Issuer on each date on which the principal of, premium, if any, Purchase Price or interest on the Bonds comes due, whether at the maturity thereof or upon acceleration, redemption, tender for purchase or otherwise in accordance with the provisions of the Indenture, amounts equal to the sum of (i) all interest due and payable on the Bonds on such date, (ii) the principal amount of Bonds, if any, due and payable on such date, (iii) amounts, if any, required to effect the redemption of the Bonds upon unconditional call thereof on such date pursuant to the Indenture, together with accrued interest and any applicable redemption premium, (iv) amounts necessary to pay the Purchase Price of the Bonds which is due and payable on such date, and (v) all amounts due on such date to the Trustee or the Issuer under this Refunding Agreement, the Indenture or any other agreements entered into in connection with the issuance of the Bonds and any other Administration Expenses. The Company directs the Trustee and the Paying Agent to apply such amounts to the purpose for which they are paid.
The payments required under this Section 4.2(a)(i), (ii), (iii) and (iv) shall be paid by check, draft, wire transfer or other means acceptable to the Trustee directly to the Trustee or the Paying Agent in funds immediately available to the Trustee or the Paying Agent on the payment date, and shall be immediately deposited in accordance with the provisions of the Indenture. In any event, the Company agrees to make payments to the Trustee or the Paying Agent at such times and in such amounts and manner so as to enable the Trustee or the Paying Agent to make payment of the principal of, redemption premium, if any, Purchase Price and accrued interest on the Bonds as the same shall become due and payable whether by acceleration, redemption or otherwise in accordance with the terms of the Indenture; provided, however, that the obligation of the Company to make any payments hereunder shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Issuer thereunder in respect of the principal of or interest on the Bonds or by the amount derived from remarketing proceeds available to pay the Purchase Price of the Bonds in accordance with the provisions of Section 4.3(b) of the Indenture.

(b) If the Company should fail to make any of the payments required in subsection (a) above, the item or installment which the Company has failed to make shall continue as an obligation of the Company until the same shall have been fully paid.

(c) Anything herein, in the Indenture or in the Bonds to the contrary notwithstanding, the obligations of the Issuer and the Company hereunder shall be subject to the limitation that payments constituting interest under this Section or the Bonds shall not be required to the extent that the receipt of such payment by any owner of any Bonds would be contrary to the provisions of law applicable to such owner which limit the maximum rate of interest that may be charged or collected by such owner.

(d) In addition to the options and obligations of the Company under Article IX hereof, the Company shall have the option to make from time to time prepayments of part or all of the amounts due hereunder. The making of any prepayments by the Company shall not require the Company to make any further prepayments. The Issuer shall direct the Trustee to apply such prepayments in such manner, consistent with the provisions of the Indenture, as may be directed by the Company.

     In the event that (i) such partial prepayments shall be applied by the Trustee pursuant to the Indenture to the purchase, defeasance or redemption of the Bonds or (ii) the Bonds are presented by the Company or the Issuer to the Trustee for cancellation pursuant to the Indenture, the Company shall be entitled to a credit for the Bonds so purchased, defeased, redeemed or cancelled against payments required to be made under the provisions of this Article.

4.2.      SECTION   Payments Assigned; Obligation Absolute.  It
is understood and agreed that all payments under Section 4.2(a)(i), (ii), (iii) and (iv) hereof to be made by the Company are pledged by the Issuer to the Trustee pursuant to the Indenture, and that all rights and interest of the Issuer hereunder (except for the Issuer's rights under Sections 4.4, 4.5, 4.6 and 8.5 hereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications hereunder) are pledged and assigned to the Trustee. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make payments under
Section 4.2(a)(i), (ii), (iii) and (iv) shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment or to any right of set-off, counterclaim or recoupment arising out of any breach under this Refunding Agreement, the Indenture or otherwise by the Issuer or the Trustee or any other party, or out of any obligation or liability at any time owing to the Company by the Issuer, the Trustee or any other party, and, further, that the payments under Section 4.2(a)(i), (ii), (iii) and (iv) and the other payments due hereunder shall continue to be payable at the times and in the amounts specified herein, whether or not the Facilities, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Facilities shall be used or useful, and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Facilities, or for any other reason.

4.3.      SECTION   Payment of Administration Expenses.  The
Company shall pay or cause to be paid all Administration Expenses, including those of the Issuer, the Trustee, any Paying Agent, any Co-Paying Agent, any Authenticating Agent, the Remarketing Agent and the Bond Registrar under the Indenture or the Remarketing Agreement, such payments to be made directly to such entities.

4.4.      SECTION   Indemnification.  The Company releases the
Issuer, the Trustee and the Remarketing Agent from, agrees that the Issuer, the Trustee and the Remarketing Agent shall not be liable for, and agrees to indemnify and hold the Issuer, the Trustee and the Remarketing Agent free and harmless from, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Facilities, including, without limitation, the financing or refinancing of the Facilities and the Prior Bonds or Bonds issued with respect thereto, except in any case as a result of the gross negligence, willful misconduct or bad faith of the party otherwise to be indemnified.

     The Company will indemnify and hold the Issuer, the Trustee and the Remarketing Agent free and harmless from any loss, claim, damage, tax, penalty, liability (including but not limited to liability for any patent infringement), disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Refunding Agreement, the issuance or sale of the Prior Bonds or the Bonds, actions taken under the Indenture, or any other cause whatsoever pertaining to the Facilities, including without limitation, recovery costs arising from the presence of hazardous substances, except in any case as a result of the negligence, willful misconduct or bad faith of the Trustee or the Remarketing Agent, or as a result of the gross negligence, willful misconduct or bad faith of the Issuer.

     Under this Section, the Company shall also be deemed to release, indemnify and agree to hold harmless each employee, official or officer of the Issuer, the Trustee and the Remarketing Agent to the same extent as such entities.

4.5.      SECTION   Payment of Taxes.  The Company agrees that it
will pay, as the same become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Company or the Issuer with respect to the Facilities or any portion thereof or with respect to the Prior Bonds, including, without limiting the generality of the foregoing, any taxes lawfully levied against the Company or the Issuer upon or with respect to the income or profits of the Issuer from the Facilities or any charge on the payments made pursuant to Section 4.2(a)(i), (ii), (iii) or (iv) hereof prior to or on a parity with the charge under the Indenture thereon and the pledge or assignment thereof to be created and made in the Indenture, and including all ad valorem taxes lawfully assessed upon the Facilities, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Facilities, all assessments and charges lawfully made by any governmental body against the Company or the Issuer for or on account of the Facilities and in addition any excise tax levied against the Company or the Issuer on the payments made pursuant to Section 4.2(a)(i), (ii), (iii) and (iv) hereof; provided, however, that nothing herein shall require the payment of any such tax or charge or the making of provision for the payment thereof, so long as the validity thereof shall be contested in good faith by the Company by appropriate legal proceedings; further provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term of this Refunding Agreement.


5                                ARTICLE

                         REFUNDING OF PRIOR BONDS

5.1.      SECTION   Refunding Fund - Disbursement of Bond
Proceeds. The Trustee, as authorized by the Issuer in the Indenture, shall transfer out of the Refunding Fund the proceeds of the Bonds on the date of issuance thereof to the Prior Trustee for disbursement and investment in accordance with the Prior Indentures in order to redeem, together with moneys of the Company deposited therein, if necessary, the Prior Bonds on the Refunding Date.

5.2.      SECTION   Compliance with Prior Indentures.  The Issuer
shall, at the request of the Company, take all steps as may be necessary under the Prior Indentures to effect the redemption of the Prior Bonds on the Refunding Date as provided in the Prior Indentures and as contemplated herein.

6
                                 ARTICLE

                     SPECIAL COVENANTS AND AGREEMENTS

6.1.      SECTION   Maintenance of Existence.  Except as
permitted in this Section 6.1, the Company shall maintain its existence, shall not dissolve or otherwise dispose of all or substantially all of its assets, and shall not consolidate with or merge with or into another Person (as defined in the Indenture) or permit one or more other such Persons to consolidate with or merge into it; provided, however, that the Company may, without violating the agreements herein, consolidate with or merge into another domestic Person (i.e., a Person organized and existing under the laws of one of the states of the United States of America or the District of Columbia or under the laws of the United States of America) or permit one or more such domestic Persons to consolidate with or merge into it, or sell or otherwise transfer to another domestic Person all or substantially all of its assets as an entirety and thereafter dissolve; provided that (i) both immediately prior to such consolidation, merger, sale or transfer and after giving effect thereto, no Event of Default (or event which, with the giving of notice or passage of time, or both, would become an Event of Default) shall have occurred and be continuing, and (ii) in the event the Company is not the surviving, resulting or transferee Person, as the case may be, such surviving, resulting or transferee Person assumes in writing all of the obligations of the Company under this Agreement.

     If a consolidation, merger, sale or transfer is made as permitted by this Section 6.1, the provisions of this Section 6.1 shall continue in full force and effect and no further consolidation, merger, sale or transfer shall be made except in compliance with the provisions of this Section 6.1.

6.2.      SECTION   Limited Obligation Bonds.  The Bonds shall be
limited obligations of the Issuer and shall be payable solely out of the revenues of the Issuer from this Refunding Agreement as provided in the Indenture (including all sums deposited in the Bond Fund from time to time pursuant to this Refunding Agreement and the Indenture, and in certain events, amounts obtained through the exercise of certain remedies provided in the Indenture). The Bonds shall never be general obligations of the Issuer nor constitute an indebtedness or pledge of the general credit of the Issuer within the meaning of any constitutional or statutory provision or limitation of indebtedness, and shall never be paid in whole or in part out of any funds raised or to be raised by taxation or any other funds of the Issuer.

6.3.      SECTION   Arbitrage and Tax Compliance.  The Issuer and
the Company hereby covenant with each other, the Trustee and each of the holders of any Bonds that neither of them will cause or permit the proceeds of the Bonds to be used in a manner that will cause the interest on the Bonds to be includable in gross income of the recipients thereof other than a person who is a "substantial user" of the Facilities or a "related person" to such "substantial user" within the meaning of the Code for federal income tax purposes. In addition, the Company covenants that to the extent permitted by law, it shall take all actions within its control necessary to maintain, and shall refrain from taking any action that impairs, the exclusion of the interest on the Bonds from gross income for federal income tax purposes under federal tax law (other than a person who is a "substantial user" of the Facilities or a "related person" to such "substantial user" within the meaning of the Code) existing on the date of delivery of the Bonds. In furtherance of the foregoing, the Company also agrees on behalf of the Issuer to comply with all rebate requirements and procedures as may become applicable to the Bonds under the Code.

     Without limiting the generality of the foregoing, the Company further covenants and agrees, as follows:

     (a) The Facilities are located within the jurisdiction of the Issuer.

     (b) Not less than 95% of the net proceeds (within the meaning of Section 142(a) of the Code and regulations thereunder) from the sale of the Prior Bonds have been expended (within three years of the date of issue of the Prior Bonds) (i) for proper costs of land or property of a character subject to the allowance for depreciation under Section 167 of the Code, or which were, for federal income tax purposes, chargeable to capital account or would have been so chargeable either with a proper election by the Company (for example under Section 266 of the Code) or but for a proper election by the Company to deduct such amounts, and
     (ii) to provide sewage or solid waste disposal facilities within the meaning of Section 142(a)(5) and (6) of the Code and regulations thereunder.

     (c) The average maturity of the Bonds (within the meaning of Section 147(b) of the Code and regulations thereunder) does not exceed 120% of the average reasonably expected economic life of the Facilities financed with the proceeds of the Prior Bonds (within the meaning of Section 147(b) of the Code and regulations thereunder), determined with respect to any facility as of the later of the date on which the Prior Bonds were issued or the date on which such facilities are or were placed in service (or expected to be placed in service).

     (d) Not more than 50% of the proceeds of the Prior Bonds were invested in "nonpurpose investments" (within the meaning of Section 148(f)(6)(A) of the Code) having a substantially guaranteed yield for four years or more.

     (e) The principal amount of the Bonds shall not exceed the outstanding principal amount of the Prior Bonds being refunded from the proceeds of the Bonds.

     (f) The Bonds are not and will not be "federally guaranteed" (as defined in Section 149(b) of the Code).

     (g) No portion of the proceeds of the Prior Bonds was used to provide or acquire any of the following: (i) any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, store the principal business of which is the sale of alcoholic beverages for consumption off premises; (ii) land to be used for farming purposes; or (iii) residential real property for family units.

     (h) The information furnished by the Company and used by the Issuer in preparing its Arbitrage Certificate dated the Issue Date is accurate and complete as of the date of the issuance of the Bonds.

     (i) None of the proceeds of the Bonds will be used to finance Costs of Issuance of the Bonds. None of the proceeds of the Prior Bonds in excess of 2% of the proceeds thereof (within the meaning of Section 147(g) of the Code and regulations thereunder) was used to finance costs of issuance of such Prior Bonds.

     (j) The Company will take no action that would cause any funds constituting gross proceeds of the Bonds to be used in a manner as to constitute a prohibited payment under the applicable regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code.

          (j) No use has been or will be made of the Facilities which in any way impairs the exclusion of interest on any of the Bonds from gross income for purposes of federal income taxation.

          (k) No portion of the proceeds of the Prior Bonds was used for the acquisition of any property (or an interest therein) unless the first use of such property was pursuant to such acquisition, except for property with respect to which qualified rehabilitation expenditures were made pursuant to and in the amounts specified in Section 147(d) of the Code.

          (l) No more than 25% of the proceeds of the Prior Bonds was used to provide land or a facility the primary purpose of which is one of the following: retail, food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

          (m) Within fifteen (15) days of the date of sale of the Bonds, there neither have been nor will be any tax-exempt bonds (within the meaning of Section 1.150-1(b) of the Treasury Department Regulations) sold pursuant to the same plan of financing and reasonably expected to be paid from the same source of funds as the Bonds (determined without regard to guaranties from parties unrelated to the Company).

The covenants and agreements contained in this Section 6.3 shall survive any termination of this Refunding Agreement.

6.4.      SECTION   Maintenance of Facilities.  The Company
covenants that while any of the Bonds are outstanding it will, at its own expense, maintain the Facilities in good repair and make all required replacements and renewals thereof. However, the Company shall have no obligation to replace or renew any portion of the Facilities, if in the Company's opinion, it is unnecessary or undesirable to do so.

     The Company agrees that the Facilities will be insured against loss or damage of such kinds and in such amounts, including without limitation, fire and extended coverage risks (including property insurance) in such amounts and covering such risks as are customarily insured against by companies operating similar properties. Any provisions of this Refunding Agreement to the contrary notwithstanding, the Company shall be entitled to the proceeds of any insurance or condemnation award or portion thereof with respect to the Facilities and such proceeds shall be paid directly to the Company.

6.5.      SECTION   Permits.  The Company shall, at its sole cost
and expense, procure or cause to be procured any and all necessary building permits, other permits, licenses and other authorizations required for the lawful and proper use, occupation, operation and management of the Facilities and which, if not obtained, would materially adversely affect or impair the obligations of the Company under this Refunding Agreement or the ability of the Company to discharge such obligations.

6.6.      SECTION   Compliance with Law.  The Company shall,
throughout the term of this Refunding Agreement and at no expense to the Issuer, promptly comply or cause compliance with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities that are applicable to the Facilities or to the repair and alteration thereof, or to the use or manner of use of the Facilities and which, if there is non-compliance, would materially adversely affect or impair the obligations of the Company under this Refunding Agreement or the ability of the Company to discharge such obligations. Notwithstanding the foregoing, the Company shall have the right to contest the legality of any such law, ordinance, order, rule, regulation or requirement as applied to the Facilities provided that in the opinion of counsel to the Company such contest shall not in any way materially adversely affect or impair the obligations of the Company under this Refunding Agreement or the ability of the Company to discharge such obligations.

6.7.      SECTION   No Warranty.  The Issuer makes no warranty,
either express or implied, as to the Facilities, including, without limitation, title to the Facilities or the actual or designed capacity of the Facilities, as to the suitability or operation of the Facilities for the purposes specified in this Refunding Agreement, as to the condition of the Facilities or as to the suitability thereof for the Company's purposes or needs or as to compliance of the Facilities with applicable laws and regulations or the ability of the Company to discharge the Bonds. The Company covenants with the Issuer that it will make no claim against the Issuer for any deficiency which may at any time exist in the Facilities, nor will it assert against the Issuer any other claim for breach of warranty with respect to the Facilities. The obligations of the Company under this Section shall survive any assignment or termination of this Refunding Agreement.


7                                ARTICLE

                     ASSIGNMENT, LEASING AND SELLING

7.1.      SECTION   By the Company.  The Company's interest in
this Refunding Agreement may be assigned as a whole or in part, and its interest in the Facilities may be leased, sold, transferred or otherwise disposed of by the Company as a whole or in part (whether an interest in a specific element or unit or an undivided interest), to any Person; provided, however, that no such assignment, lease, sale, transfer or other disposition (a) shall relieve the Company from its primary liability for its obligations under Section 4.2 hereof or (b) shall be made unless the assignee, lessee, purchaser or other transferee, as the case may be, prior to or simultaneously with such assignment, lease, sale, transfer or other disposition, assumes, by delivery to the Trustee and the Issuer of an instrument in writing satisfactory in form to the Trustee, all other obligations of the Company hereunder to the extent of the interest assigned, leased, sold, transferred or otherwise disposed of, and the Company shall be released of and discharged of all liability in respect of such obligations to the extent so assumed. Notwithstanding the foregoing, (a) if (i) the Company's interest in this Refunding Agreement shall be assigned as a whole or in undivided part, (ii) the Company's interest in the Facilities shall be leased as a whole or in undivided part and the term of such leasehold or the term of any extension or extensions thereof at the option of the Company shall extend beyond the maturity date of the Bonds or
(iii) the Company's interest in the Facilities shall be sold, transferred or otherwise disposed of as a whole or in undivided part, and (b) if the assignee, lessee, purchaser or other transferee shall assume the obligations of the Company under
Section 4.2 hereof for the remaining term of this Refunding Agreement, to the extent of such assignment, lease, sale, transfer or other disposition, the Company shall be released from and discharged of all liability in respect of such obligations to the extent so assumed (but only to such extent); provided, however, that the release and discharge of the Company pursuant to clause (b) shall (i) only occur and be effective on and as of
(A) the date of the assumption of obligations pursuant to clause
(b) if the date of such assumption shall be a date on which the Bonds are subject to mandatory tender for purchase pursuant to
Section 4.2 of the Indenture or (B) the next date on which the Bonds are subject to mandatory tender for purchase pursuant to
Section 4.2 of the Indenture following the date of the assumption of obligations pursuant to clause (b) if the date of such assumption shall not be a date on which the Bonds are subject to mandatory tender for purchase pursuant to Section 4.2 of the Indenture and (ii) be conditioned upon (A) the satisfaction by the Company of its obligations under Section 4.2 of the Refunding Agreement as of the date such release and discharge is to occur, including the obligation of the Company under Section 4.3 of the Indenture to pay the Purchase Price of Bonds that are tendered in accordance with Section 4.2 of the Indenture and not remarketed by the Remarketing Agent pursuant thereto, and (B) the absence of any Event of Default (or event which, with the giving of notice or the passage of time, or both, would become an Event of Default), both immediately prior to such release and discharge of the Company and after giving effect to such release and discharge of the Company; and provided, further, that after any such assumption, release and discharge as aforesaid, the Company may again assume such obligations under Section 4.2 hereof, in whole or in part, at any time and from time to time, and, to the extent of any such assumption by the Company (but only to such extent), the aforesaid assignee, lessee, purchaser or other transferee shall be released from and discharged of all liability in respect of such obligations.

     Anything herein to the contrary notwithstanding, the Company shall not make any assignment, lease, sale, transfer or other disposition as provided in the immediately preceding paragraph unless it shall have furnished to the Issuer and the Trustee (a) a Favorable Opinion of Bond Counsel with respect to the proposed assignment, lease, sale, transfer or other disposition and the proposed release and discharge of the Company, if applicable, (b) an opinion of counsel to the proposed assignee, lessee, purchaser or other transferee reasonably acceptable to the Issuer and the Trustee to the effect that the written instrument of assumption referred to in the immediately preceding paragraph has been duly authorized, executed and delivered by such assignee, lessee, purchaser or other transferee and constitutes the legal, valid and binding obligation of such assignee, lessee, purchaser or other transferee enforceable against such assignee, lessee, purchaser or other transferee in accordance with its terms, subject to customary exceptions, and (c) a certificate of an officer of the Company and an opinion of counsel to the Company reasonably acceptable to the Issuer and the Trustee, each stating that such transaction complies with this Section 7.01 and that all conditions precedent herein and in the Indenture relating to such transaction have been complied with.

     The Company shall, contemporaneously with the proposed assignment, lease, sale, transfer or other disposition, furnish to the Issuer and the Trustee a true and complete copy of the agreements or other documents effectuating any such assignment, lease, sale, transfer or other disposition. After any assignment, lease, sale, transfer or other disposition of any element or unit of the Facilities, or any interest therein, the Company may, at its option, cause such element or unit, or interest therein, to no longer be deemed to be part of the Facilities for the purposes of this Agreement by delivering to the Issuer and the Trustee the agreements or other documents required pursuant to the preceding sentence together with an instrument signed by an Authorized Company Representative stating that such element or unit, or interest therein, shall no longer be deemed to be part of the Facilities for the purposes of this Agreement.

7.2.      SECTION   Limitation.  This Refunding Agreement shall
not be assigned nor shall the Facilities be leased or sold, in whole or in part, except as provided in this Article VII, Sections 4.3 or 6.1 hereof.

8                                ARTICLE

                      EVENTS OF DEFAULT AND REMEDIES

8.1.      SECTION   Events of Default.  Each of the following
events shall constitute and is referred to as an "Event of Default" under this Refunding Agreement:

     (a) a failure by the Company to make when due any payment required to be made pursuant to Section 4.2 hereof, which failure shall have resulted in an "Event of Default" under clauses (a), (b) or (e) of Section 10.1 of the Indenture;

     (b) a failure by the Company to pay when due any other amount required to be paid under this Refunding Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed, which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Issuer and the Trustee shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued;

     (c) the expiration of a period of ninety (90) days following:

               (i) the adjudication of the Company as a bankrupt by any court of competent jurisdiction;

               (ii) the entry of an order approving a petition seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States of America, or of any state thereof; or

               (iii)     the appointment of a trustee or a
          receiver of all or substantially all of the property of the Company, unless during such period such adjudication, order or appointment of a trustee or receiver shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect; or

     (d) the filing by the Company of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; the consenting by the Company to the appointment of a receiver or trustee of all or any part of its property; the filing by the Company of a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, or any other applicable law or statute of the United States of America, or of any state thereof; or the filing by the Company of a petition to take advantage of any insolvency act.

8.2.      SECTION   Force Majeure.  The provisions of Section 8.1
hereof are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or other acts of any kind of the government of the United States or of the State of Arkansas, or any other sovereign entity or body politic, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornados; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage of, or accident to, machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its covenants and agreements contained herein, other than its payment obligations under Section 4.2(i), (ii), (iii) or (iv) hereof and its obligations under Sections 4.6, 6.1, 7.1 and 9.1 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

(a)       SECTION   Remedies on Default.   Upon the occurrence
and continuance of any Event of Default described in Section 8.1 hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have become immediately due and payable pursuant to any provision of the Indenture, the payments required to be paid pursuant to Section
4.2 hereof shall, without further action, become and be immediately due and payable.

(b) Upon the occurrence and continuance of any Event of Default, the Issuer, with the prior consent of the Trustee, or the Trustee, may take any action at law or in equity to collect the payments then due and thereafter to become due hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Refunding Agreement.

(c) Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

(d) In case any proceeding taken by the Issuer or the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Issuer or the Trustee, then and in every such case, the Issuer and the Trustee shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Issuer and the Trustee shall continue as though no such proceeding had been taken.

8.3.      SECTION   No Remedy Exclusive.  No remedy conferred
upon or reserved to the Issuer by this Refunding Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Refunding Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required, or as may be required by applicable law.

8.4.      SECTION   Payment of Attorneys' Fees and Other
Expenses. If the Company shall be in default under any of the provisions of this Refunding Agreement, and the Issuer or the Trustee shall employ attorneys or incur other expenses for the collection of sums due and payable under this Refunding Agreement, or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Refunding Agreement, the Company agrees that it will on demand therefor reimburse the reasonable fees of such attorneys and such other reasonable expenses so incurred.

8.5.      SECTION   Waiver of Breach.  In the event that any
agreement contained herein shall be breached by either the Company or the Issuer and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Issuer's rights in and under this Refunding Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee. Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof.


9                                ARTICLE

              OPTIONS AND OBLIGATIONS TO ACCELERATE PAYMENT

9.1.      SECTION   Redemption of Bonds.  The Issuer shall take
the actions required by the Indenture to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then outstanding, upon receipt by the Issuer and the Trustee from the Company of a notice designating the principal amounts of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption of Bonds, or provision therefor, specifying the date of redemption, whether such notice shall be unconditional, and the applicable redemption provision of the Indenture. Unless otherwise stated therein or otherwise required by the Indenture, such notice shall be revocable by the Company at any time prior to the time at which the Trustee shall have given notice to the holders of the Bonds to be redeemed. The Company shall furnish, as a prepayment of the sums due hereunder, any moneys or Government Securities required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer in connection with a defeasance of Bonds pursuant to Article XV of the Indenture or in connection with an unconditional call for redemption of Bonds.

     SECTION 9.2. Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a notice directing the Trustee to apply such moneys to the purchase in the open market of Bonds in the principal amounts specified in such notice, and any Bonds so purchased shall thereupon be canceled by the Trustee.


10                               ARTICLE

                              MISCELLANEOUS

10.1.          SECTION   Term of the Agreement.  This Refunding
Agreement shall be in full force and effect from the Issue Date until the right, title and interest of the Trustee in and to the Trust Estate (as defined in the Indenture) shall have ceased, terminated and become void in accordance with Article XV of the Indenture and until all payments required under this Refunding Agreement shall have been made.

10.2.          SECTION   Notices.  Except as otherwise provided
in this Refunding Agreement, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when given in accordance with the provisions of Section
16.6 of the Indenture.

10.3.          SECTION   Successors.  This Refunding Agreement
shall inure to the benefit of the Issuer, the governing authority of the Issuer, its members, officers or employees, the Company, the Trustee and the holders from time to time of the Bonds, and shall be binding upon the Issuer, the Company and their respective successors and assigns.

10.4.          SECTION   Amendments to Refunding Agreement.  This
Refunding Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of the Indenture, and no amendment to this Refunding Agreement shall be binding upon either party hereto until such amendment is reduced to writing and executed by both parties hereto.

10.5.          SECTION   Counterparts.  This Refunding Agreement
may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.

10.6.          SECTION   Severability.  If any clause, provision
or section of this Refunding Agreement shall be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Refunding Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Refunding Agreement shall be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Issuer or the Company, as the case may be, to the full extent permitted by law.

10.7.          SECTION   Applicable Law.  The laws of the State
of Arkansas shall govern the construction of this Refunding
Agreement.

10.8.          SECTION   Holidays.  If the date for making any
payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day, with the same force and effect as if done on the nominal date provided in this Refunding Agreement, and no interest on the amount so payable shall accrue for the period after such nominal date.

10.9.          SECTION   Amounts Remaining in Bond Fund.  Any
amounts remaining in the Bond Fund upon expiration or earlier termination of this Refunding Agreement as herein provided, after payment in full of the Bonds (or provision therefor) in accordance with the Indenture, all other costs and expenses to be paid by the Company hereunder, all Administration Expenses, and all amounts owing the Issuer and the Trustee under this Refunding Agreement and the Indenture, shall belong to and be paid to the Company, as an overpayment of the payments.

10.10.         SECTION   Company Approval of Indenture.  The
Indenture has been submitted to the Company for examination, and the Company, by execution of this Refunding Agreement, acknowledges and agrees that it has participated in the drafting of the Indenture and agrees that it has approved the Indenture and agrees that it is bound by and shall have the rights set forth by the terms and conditions thereof and covenants and agrees to perform all obligations required of the Company pursuant to the terms of the Indenture.

10.11.         SECTION   Binding Effect.  This Refunding
Agreement shall be binding upon the parties hereto and upon their respective successors and assigns, and the words "Issuer" and "Company" shall include the parties hereto and their respective successors and assigns and include any gender, singular and plural, and individuals, partnerships or corporations.

10.12.         SECTION   Captions and Headings.  The captions or
headings in this Refunding Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Refunding Agreement.

10.13.         SECTION   No Personal Liability.  No covenant or
agreement contained in this Refunding Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Issuer in his individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

10.14.         SECTION   Parties in Interest.  This Refunding
Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Trustee and the Paying Agent and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Refunding Agreement; provided, however, that any monetary obligation of the Issuer created by or arising out of this Refunding Agreement shall be payable solely out of the revenues derived from this Refunding Agreement or the sale of the Bonds or income earned on invested funds as provided in the Indenture and shall not constitute, and no breach of this Refunding Agreement by the Issuer shall impose, a pecuniary liability upon the Issuer or a charge upon the Issuer's general credit or against its taxing powers.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Refunding Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.


                               POPE COUNTY, ARKANSAS



                               By:____________________________
                                         County Judge
ATTEST:



By:_______________________________               [SEAL]
                   County Clerk



                               ENTERGY ARKANSAS, INC.




                                By:_________________________________
                                    Vice President and Treasurer

ATTEST:


By:_______________________________          [SEAL]
       Assistant Secretary